Exhibit 99.1

     Rockwell Medical Technologies, Inc. Reports Record Third Quarter Sales;
                  Year-to-Date Earnings Improvement of $295,000

    WIXOM, Mich., Nov. 11 /PRNewswire-FirstCall/ -- Rockwell Medical Technologies, Inc. (Nasdaq: RMTI), a leading, innovative hemodialysis products company in the healthcare sector, reported its third quarter 2004 results today which included the following third quarter highlights:
    * Record quarterly revenues of $4,473,872 were up 13.6% over the third quarter of 2003.
    * Core dialysis concentrate product line revenues were up 30% over the third quarter of 2003.
    * Dri-Sate(R) Dry Acid Concentrate unit volume increased 41% over the third quarter of 2003.
    *  Net income was $65,277 or $.01 per share.

    Nine month results for 2004 improved substantially over the first nine months of 2003 with the following highlights:
    *  Sales increased 21.6% over the first nine months of 2003.
    * Dialysis concentrate revenue was up 30%, driven by broad growth across all concentrate product lines.
    * Continued market growth of Dri-Sate(R) Dry Acid Concentrate with unit volumes up 43% over last year.
    * Operating income of $338,000, or 2.6% of sales, improved 2.2 percentage points over last year.
    * Net income improved by $295,000 as compared to a loss of ($95,000) in the first three quarters of 2003.
    * Earnings per share was $.02, an improvement of $.03 per share compared to the first nine months last year.

    Mr. Robert L. Chioini, Chairman, CEO, and President of Rockwell Medical Technologies, Inc. stated, "Third quarter sales growth of 30% in our concentrates were strong and in line with our expectations. Although we lost a piece of lower margin ancillary business for the quarter, growth in our core product line made up for more than the difference. Our strategic focus continues to be on getting our proprietary iron therapy product to the market while continuing to increase market share in our core concentrate business."
    Rockwell has been developing a proprietary drug product containing Ferric Pyrophosphate (FePPi) to be delivered by its dialysis concentrates. It believes FePPi, delivered via Dialysate, is a superior iron compound and delivery method for the treatment of anemia in dialysis patients as compared to the current intravenous (IV) Iron drugs used today. The Company is seeking FDA approval of the product, which it intends to market. The Company believes that the current market for IV iron is $300 million in the United States and more than $500 million globally. As compared to IV iron administration, the Company believes that administering the drug through its dialysate is a safer and more effective method for maintaining iron balance in dialysis patients, while at the same time eliminating the associated nursing and pharmaceutical IV iron administration costs. Rockwell holds the exclusive rights to the patents which cover the pharmaceutical composition, methods of use and delivery of iron to be administered via dialysate to both hemodialysis and peritoneal dialysis patients.
    Rockwell will be hosting a conference call to review its third quarter results on November 11, 2004 at 11:00 a.m. EST. Investors are encouraged to call in 5-10 minutes in advance of the call at 888-896-0862 or may listen on the web at:
http://orion.calleci.com/servlet/estreamgetevent?id=4420&folder=default using
Windows Media Player. See http://rockwelllmed.com for more details and playback options.
    Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased 6-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri-Sate(R) Dry Acid Mixing System, RenalPure(TM) Liquid Acid, RenalPure(TM) Powder Bicarbonate, SteriLyte(R) Liquid Bicarbonate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at http://www.rockwellmed.com .
    Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's anticipated sales revenue and the potential of Rockwell's proprietary dialysate iron product, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions in the hemodialysis industry, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.


              Rockwell Medical Technologies, Inc. and Subsidiary

                        Consolidated Income Statements

For the three and nine months ended September 30, 2004 and September 30, 2003


                               (Whole dollars)
                                 (Unaudited)

                          Three Months  Three Months  Nine Months  Nine Months
                             Ended         Ended         Ended        Ended
                           Sept. 30,     Sept. 30,     Sept. 30,    Sept. 30,
                             2004          2003          2004         2003
    Sales                $4,473,872    $3,938,878   $13,164,640  $10,827,169
    Cost of Sales         3,753,177     3,224,504    11,066,748    9,067,596
      Gross Profit          720,695       714,374     2,097,892    1,759,573
    Selling, General and
     Administrative         606,304       588,454     1,759,692    1,717,280
      Operating Income
       (Loss)               114,391       125,920       338,200       42,293
    Interest Expense, net    49,114        41,070       138,082      137,466
      Net Income (Loss)     $65,277       $84,850      $200,118     $(95,173)
    Average shares
     outstanding          8,551,814     8,492,923     8,543,879    8,489,858
    Basic Earnings
     (Loss) per Share          $.01          $.01          $.02        $(.01)

    Diluted shares
     outstanding          9,156,177     9,018,201     9,272,307    8,489,858
    Diluted Earnings
     (Loss) per Share          $.01          $.01          $.02        $(.01)


              ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                         CONSOLIDATED BALANCE SHEETS

                As of September 30, 2004 and December 31, 2003

                               (Whole Dollars)
                                 (Unaudited)


                                                  September 30,  December 31,
                                                      2004           2003
                           ASSETS
    Cash and Cash Equivalents                       $62,026       $106,639
    Restricted Cash and Cash Equivalents              8,662          8,662
    Accounts Receivable, net of a reserve of
     $34,500 in 2004 and $34,500 in 2003          2,302,866      2,169,564
    Inventory                                     1,437,712      1,350,291
    Other Current Assets                            145,921        103,971
        Total Current Assets                      3,957,187      3,739,127

    Property and Equipment, net                   1,987,917      1,943,376
    Intangible Assets                               369,077        314,071
    Goodwill                                        920,745        920,745
    Other Non-current Assets                        123,312        127,467
         Total Assets                            $7,358,238     $7,044,786


         LIABILITIES AND SHAREHOLDERS' EQUITY
    Short Term Borrowings                          $373,874       $642,018
    Notes Payable & Capitalized Lease Obligations   338,826        307,959
    Accounts Payable                              1,935,721      1,666,952
    Accrued Liabilities                             446,417        329,519
         Total Current Liabilities                3,094,838      2,946,448

    Long Term Notes Payable &
     Capitalized Lease Obligations                  858,298        926,230

         Shareholders' Equity:
    Common Share, no par value, 8,551,814 and
     8,519,405 shares  issued and outstanding    11,865,096     11,832,220
    Common Share Purchase Warrants, 3,761,071
     and 3,766,071 shares issued and outstanding    320,150        320,150
    Accumulated Deficit                          (8,780,144)    (8,980,262)
          Total Shareholders' Equity              3,405,102      3,172,108

         Total Liabilities and
          Shareholders' Equity                   $7,358,238     $7,044,786


SOURCE  Rockwell Medical Technologies, Inc.
    -0-                             11/11/2004
    /CONTACT: Thomas Klema of Rockwell Medical Technologies, Inc., +1-248-960-9009/
    /Web site:  http://rockwellmed.com /
    (RMTI)

CO:  Rockwell Medical Technologies, Inc.
ST:  Michigan
IN:  MTC
SU:  ERN CCA MAV